Exhibit 10.56

	(Unaudited)
	Year ended
Diluted EPS reconciliation	Dec. 31, 2013	Dec. 31, 2012
Non-GAAP diluted EPS (1)	$2.39	$1.70

GAAP diluted EPS	$2.11	$1.52
Adjustments for non-cash interest related to ASC 470, net of tax, and incremental dilutive shares covered by hedges	$0.28	$0.18

Non-GAAP diluted EPS	$2.39	$1.70

(1)	Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470 and non-cash non-recurring gains and charges, net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition because they are representative of only actual cash results.

	(Unaudited)
EBITDA Reconciliation from Net Income	Year ended
	Dec. 31, 2013	Dec. 31, 2012
EBITDA (2)	$262,943	$216,963

Reconciliation of EBITDA:
Net Income	128,048	109,408
Add: Income taxes	58,075	58,963
Add: Net interest and other expense	67,995	41,826
Add: Depreciation and amortization of certain intangibles	8,825	6,766

EBITDA	$262,943	$216,963

	(Unaudited)
EBITDA Reconciliation from Cash Flow from Operations	Year ended
	Dec. 31, 2013	Dec. 31, 2012
EBITDA (2)	$262,943	$216,963

Reconciliation of EBITDA:
Net cash provided by operating activities	232,789	204,434
Add / (Less):
Cash interest expense, net	39,224	20,503
Cash taxes	26,659	34,578
Other	1,963	4,514
Net income attributable to non-controlling interest	(14,539)	(14,101)
Stock compensation expense	(20,018)	(11,491)
Provision for doubtful accounts	(9,461)	(4,839)
Net change in balance sheet items	6,326	(16,635)

EBITDA	$262,943	$216,963

(2)	EBITDA, a non-GAAP financial measure, represents net income before income taxes, interest, other non-operating gains and losses, depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements, investing and capital expenditures and is useful because it provides supplemental information to assist investors in evaluating Company’s financial condition.

	(Unaudited)
	Year ended
	Dec. 31, 2013	Dec. 31, 2012
Free Cash Flow (3)	$229,902	$180,485

Reconciliation of Free Cash Flow:
Net income	128,048	109,408
Add/(Less):
Depreciation and amortization of intangibles	8,825	6,766
Amortization of convertible note	24,838	20,098
Amortization of finance fees	4,816	3,263
Non-cash compensation expense	20,018	11,492
Provision for doubtful accounts	9,461	4,839
Non-cash income taxes	34,280	29,617
Other	825	(3,400)

subtotal	103,063	72,675
Less: Capital expenditures	(1,209)	(1,598)

Free Cash Flow	$229,902	$180,485

	(Unaudited)
Free Cash Flow Reconciliation from Cash Flow from Operations	Year ended
	Dec. 31, 2013	Dec. 31, 2012
Free Cash Flow (3)	$229,902	$180,485

Reconciliation of Free Cash Flow:
Net cash provided by operating activities	232,789	204,434
Add / (Less)
Gain on sale of securities	5,395	—
Non-cash deferred tax items	2,864	5,232
Net income attributable to non-controlling interest	(14,539)	(14,101)
Capital expenditures	(1,209)	(1,598)
Other	(1,724)	3,153
Net change in balance sheet items	6,326	(16,635)

Free Cash Flow	$229,902	$180,485

(3)	Free Cash Flow, a non-GAAP financial measure, represents net income before depreciation, amortization, non-cash compensation expense, bad debt expense, net equity earnings from certain joint ventures, non-cash income taxes, non-cash interest related to convertible debt, non-cash non-recurring gains and charges, less capital expenditures. Free Cash Flow excludes any changes in Balance Sheet items, mandatory debt service requirements and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides supplemental information to assist investors in evaluating the Company’s financial condition.